
                                                                          NSAR ITEM 77O

                                                                   VKAC Corporate Bond Fund
                                                                      10f-3 Transactions

  UNDERWRITING #                UNDERWRITING           PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                            PURCHASED


         1               Cablevision Systems, Inc.     Merrill Lynch        1,250,000            0.250%               12/05/97
         2               Cablevision Systems, Inc.      Bear Stearns        1,500,000            0.500%               02/03/98
         3               Yorkshire Power Financial     Merrill Lynch        4,000,000            0.615%               02/19/98
         4                    Beckman Coulter          Merrill Lynch        1,500,000            0.375%               02/25/98


Other Firms participating in Underwriting:

UNDERWRITING FOR #1

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.

UNDERWRITING FOR #2

Bear, Stearns & Co., Inc.
Merrill Lynch, Inc.
Morgan Stanley & Co., Inc.
Salomon Brothers Inc.

UNDERWRITING FOR #3

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Incorporated
UBS Securities LLC

UNDERWRITING FOR #4

Merrill Lynch & Co.
Salomon Smith Barney
Citicorp Securities, Inc.
Credit Suisse First Boston
Morgan Stanley Dean Witter
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
Goldman, Sachs & Co.